UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2008

Philip Morris International Inc.

(Exact name of registrant as specified in its charter)

Virginia	1-33708	13-3435103
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

120 Park Avenue, New York, New York	10017-5592
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (917) 663-2000

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On July 31, 2008, Philip Morris International Inc. (the “Company”) entered into a Support Agreement (as it may be amended from time to time, the “Agreement”) with Rothmans Inc., a corporation existing under the federal laws of Canada (“Rothmans”), and Latin America and Canada Holdings Limited, a Nova Scotia limited liability company that is an indirect wholly-owned subsidiary of the Company (“Offeror”). Rothmans’ sole holding is a 60% interest in Rothmans, Benson & Hedges Inc. (“RBH”). The remaining 40% interest in RBH is currently owned by a wholly-owned subsidiary of the Company.

Subject to the terms and conditions of the Agreement, the Offeror will commence a takeover bid pursuant to Canadian securities laws (the “Offer”) to purchase all of the outstanding common shares of Rothmans, including the associated common share purchase rights issued pursuant to the shareholder rights plan agreement, dated as of July 25, 2006, between Rothmans and CIBC Mellon Trust Company (collectively, the “Common Shares”) at a price of CDN $30.00 per share in cash (the “Offer Price”).

If more than 66 2/3%, but fewer than 90%, of the outstanding Common Shares, on a fully diluted basis, are validly tendered (and not withdrawn) in the Offer, the Offeror may elect to take up and pay for such Common Shares and simultaneously extend the Offer period in order to acquire additional outstanding Common Shares. If the Offeror acquires more than 90% of the outstanding Common Shares, it intends to acquire the Common Shares which were not tendered by shareholders in the Offer by means of a compulsory acquisition or an amalgamation, statutory arrangement or other subsequent acquisition transaction under Canadian laws, as a result of which each outstanding Common Share will be converted into the right to receive the Offer Price in cash.

The Offeror’s obligation to accept for payment and pay for Common Shares tendered in the Offer is subject to customary conditions, including, among other things: (1) the tender of at least 66 2/3 % of the total number of outstanding Common Shares, on a fully diluted basis, (2) receipt of approvals required under the Competition Act (Canada) and Investment Canada Act, (3) compliance by Rothmans and RBH with the terms of the settlement with the Government of Canada announced by Rothmans on July 31, 2008, (4) the absence of injunctions or orders permanently restraining or enjoining the Offer or a Subsequent Transaction, (5) the absence of a material adverse effect (as defined in the Agreement), (6) the accuracy of Rothmans’ representations in the Agreement (subject to certain materiality qualifications), and (7) compliance in all material respects by Rothmans with its covenants in the Agreement.

Rothmans has made customary representations, warranties and covenants in the Agreement, including, among others, covenants not to solicit proposals relating to alternative business combination transactions or, subject to certain exceptions, not to enter into discussions concerning, or provide information in connection with, alternative business combination transactions. Subject to certain exceptions, Rothmans has also agreed not to withdraw or modify in a manner adverse to the Company, the recommendation of Rothmans’ board that shareholders accept the Offer and tender their Common Shares in the Offer.

The Agreement contains certain termination rights for both the Company and Rothmans and provides that, if the Agreement is terminated under specified circumstances, Rothmans may be required to pay the Company a termination fee of approximately 2% of the consideration payable to shareholders in the Offer and, under other specified circumstances, the Company may be required to pay Rothmans a termination fee of approximately 4% of the consideration payable to shareholders in the Offer. Under certain circumstances, the Company and Rothmans may also be required to make expense reimbursement payments of up to approximately 1% of the consideration payable to shareholders in the Offer.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is attached as Exhibit 10.1 to this report and is hereby incorporated by reference to this Item 1.01. The Agreement has been attached to provide investors with information regarding its terms. The terms and information in the Agreement should not be relied on as disclosure about the Company without consideration of the periodic and current reports and statements that the Company files with the SEC. The terms of the Agreement (such as the representations and warranties) govern the contractual rights and relationships, and allocate risks, among the parties in relation to the Offer. In particular, the representations and warranties made by the parties to each other in the Agreement have been negotiated among the parties with the principal purpose of setting forth their respective rights with respect to their obligation pertaining to the Offer should events or circumstances change or be different from those stated in the representations and warranties. There may be changes from the state of affairs contemplated by the representations and warranties. None of the parties to the Agreement undertakes any obligation to publicly release any revisions to these representations and warranties, except as required under U.S. federal or other applicable securities laws.

Item 2.02. Results of Operations and Financial Condition.

On July 31, 2008, the Company issued a press release announcing that it entered into an agreement with Rothmans to purchase all of the outstanding Common Shares of Rothmans. The description of the Agreement is set forth in Item 1.01 of this Current Report on Form 8-K.

Also, as described in the press release, on July 31, 2008, Rothmans announced the finalization of a CAD $550 million settlement between itself, RBH and the Government of Canada and all ten provinces. The settlement resolves the Royal Canadian Mounted Police’s investigation relating to products exported from Canada by RBH during the 1989-1996 period.

As a result of the finalization of the settlement described above, PMI has revised its second quarter 2008 results that were set forth in PMI’s earnings press release issued and furnished to the SEC on Form 8-K (Item 2.02) on July 23, 2008. The revision will record an after-tax, non-cash charge of $124 million. The charge, which will be included in the operating results of the Latin America segment, represents the present value of PMI’s 40% equity interest in RBH’s portion of the settlement (CAD $350 million) and will reduce PMI’s reported second quarter net earnings by $124 million to $1.7 billion. Diluted and basic earnings per share will be revised from $0.86 to $0.80 and from $0.87 to $0.81, respectively, as per the schedules attached to the press release.

PMI anticipates that the transaction will not affect 2008 full-year results and will be modestly accretive to earnings per share in 2009.

Consequently, PMI reaffirms its forecast for 2008 adjusted full-year diluted earnings per share, previously announced on July 23, 2008, projecting growth of approximately 19% to 21% to a range of $3.32 to $3.38 from a 2007 pro-forma adjusted base of $2.79.

The press release is attached as Exhibit 99.1 hereto, and the information provided under the captions “Revision of 2008 Second Quarter Results” and “Reaffirms 2008 Annual Guidance” is incorporated by reference to this Item 2.02.

In accordance with General Instruction B.2 of Form 8-K, the information in Item 2.02 of the Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section and shall not be incorporated by reference into any filing or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing or document.

Item 8.01. Other Events.

On July 31, 2008, the Company issued a press release which is attached as Exhibit 99.1. This press release shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section and shall not be incorporated by reference into any filing or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing or document.

Forward-Looking Statements

This press release contains projections of future results and other forward-looking statements that involve a number of risks and uncertainties (including the risks relating to the expected timing of the completion and realization of financial benefits of the Offer and Subsequent Transactions) and are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995.

PMI is subject to other risks detailed from time to time in its publicly filed documents, including the Quarterly Report on Form 10-Q for the period ended March 31, 2008. PMI cautions that the list of important factors is not complete and does not undertake to update any forward-looking statements that it may make.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are provided herewith:

Exhibit No.	Description
10.1	Support Agreement, dated as of July 31, 2008, between Rothmans Inc., Philip Morris International Inc. and Latin America and Canada Holdings Limited

99.1	Press Release dated July 31, 2008 issued by Philip Morris International Inc. (furnished pursuant to Items 2.02 and 8.01)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHILIP MORRIS INTERNATIONAL INC.

By:	/s/ G. Penn Holsenbeck
Name:	G. Penn Holsenbeck
Title:	Vice President and Corporate Secretary

Date: July 31, 2008

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Support Agreement, dated as of July 31, 2008, between Rothmans Inc., Philip Morris International Inc. and Latin America and Canada Holdings Limited

99.1	Press Release dated July 31, 2008 issued by Philip Morris International Inc. (furnished pursuant to Items 2.02 and 8.01)